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                                                                   Exhibit 10.54



                                                               February 28, 2000
Mr. William Mounger, II
c/o Tritel, Inc.
111 East Capitol Street, Suite 500
Jackson, Mississippi  39201


Dear Mr. Mounger:

     Reference is made to that certain agreement and plan of reorganization and contribution by and among TeleCorp PCS, Inc. ("TeleCorp"), Tritel, Inc. ("Tritel") and AT&T Wireless Services, Inc., dated as of February 28, 2000 (the "Reorganization Agreement"). Capitalized words and phrases used and not defined herein shall have the meanings ascribed to them in the Reorganization Agreement.

     At any time after the first anniversary of the Closing, you shall be entitled to require Tritel (the "Put Right"), and the Holding Company shall be obligated, to purchase your shares of Voting Preference Stock for $10,000,000 in immediately available funds payable within five business days written notice of your election to exercise the Put Right upon the contemporaneous surrender of the certificates representing your shares of Voting Preference Stock endorsed in blank. In the event that either Thomas Sullivan or Gerald Vento, separately or together, in one or a series of transactions, shall engage in a Control Transfer Transaction (as herein defined), and you have not theretofor exercised the Put Right, you shall be deemed to have exercised the Put Right and shall be entitled to receive from Tritel an amount equal to the sum of (A) $10,000,000 and (B) 50% of the sum of (i) the amount by which the consideration received by Thomas Sullivan in the Control Transfer Transaction exceeds $10,000,000 and (ii) the amount by which the consideration received by Gerald Vento in the Control Transfer Transaction exceeds $10,000,000 (the sum of the amounts specified in (A) and (B) being the "Control Transaction Amount"). In the event that either Thomas Sullivan or Gerald Vento, separately or together, in one or a series of transactions, shall engage in a Control Transfer Transaction and you had previously exercised the Put Right and received $10,000,000 therefor, you shall be entitled to receive from Tritel an amount, which shall also constitute a Control Transaction Amount, equal to 50% of the sum of (i) the amount by which the consideration received by Thomas Sullivan in the Control Transfer Transaction exceeds the sum of (x) $10,000,000 and (y) interest on $10,000,000 calculated from the date payment was received upon exercise of the Put Right (the "Put Payment Date") through the effective date of the Control Transfer Transaction calculated at the yield reported by The Wall Street Journal for 30-day United States Government Treasury
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Securities on the Put Payment Date (the "Applicable Rate") and (ii) the amount by which the consideration received by Gerald Vento in the Control Transfer Transaction exceeds the sum of (w) $10,000,000 and (z) interest on $10,000,000 calculated from the Put Payment Date through the effective date of the Control Transfer Transaction calculated at the Applicable Rate. Consideration in a Control Transfer Transaction shall include cash, securities, licenses and other intangible rights, forgiveness of indebtedness and any payments to third parties for the benefit of Thomas Sullivan or Gerald Vento; it being understood that consideration received by either Thomas Sullivan or Gerald Vento for shares of Holding Company Capital Stock other than Voting Preference Stock sold by them to a third party contemporaneously with a Control Transfer Transaction shall not be attributed to consideration received in the Control Transfer Transaction. In the event any portion of the consideration directly or indirectly received by Thomas Sullivan or Gerald Vento in the Control Transfer Transaction consists of securities, assets or intangible rights, such portion of the consideration shall be valued at the fair market value thereof as of the effective date of the Control Transfer Transaction. Tritel shall provide you with notice that an agreement involving a Control Transfer Transaction has been entered into by itself and/or either or both of Thomas Sullivan and Gerald Vento promptly after it becomes aware of such agreement and Tritel shall, or in the event Tritel is not a party to the Agreement, Thomas Sullivan and/or Gerald Vento shall deliver to you fully executed copies of such agreement(s) within two Business Days of the date of such agreement(s). Tritel shall pay the Control Transaction Amount in immediately available funds on the date on which the Control Transfer Transaction becomes effective.

     Neither the Holding Company nor any of its subsidiaries shall claim on any income tax return a deduction for any amounts payable under this letter agreement except to the extent a court of competent jurisdiction reaches a final determination, or you agree with any relevant taxing authority, that any such amounts constitute compensation to you.

     TeleCorp and Tritel shall cause the Holding Company to execute an acknowledgement of Tritel's obligations under this Agreement and the Holding Company's obligation under the immediately preceding paragraph reasonably satisfactory to you no later than the Closing under the Reorganization Agreement.

     As used herein, a "Control Transfer Transaction" means any one or a series of transactions as a result of which the voting power of Voting Preference Stock representing in excess of 50% of the voting power of all then outstanding shares of Holding Company Capital Stock entitled to vote generally in the election of directors is directly or indirectly sold, transferred, assigned, exchanged and converted including, without limitation, (i) by a sale, transfer or exchange of the record or beneficial ownership of Voting Preference Stock, (ii) by any merger, consolidation, recapitalization or restructuring involving the Holding Company, (iii) by the execution and delivery of a voting, trust or custody agreement or the deposit of Voting Preference Stock into a trust or similar arrangement or (iv) through any other arrangement or understanding as a result of which a third party acquires the power to vote such Voting Preference Stock, irrespective of whether record or beneficial ownership has been transferred.

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     All notices and other communications which are required or may be given under this letter agreement shall be in writing and shall be deemed to have been duly given if delivered personally, if telecopied or mailed, first class mail, postage prepaid, return receipt requested, or by overnight courier as follows:

     If to Tritel:                  Tritel, Inc.
                                    111 East Capitol Street, Suite 500
                                    Jackson, Mississippi  39201


     If to William Mounger:     c/o Tritel, Inc.
                                    111 East Capitol Street, Suite 500
                                    Jackson, Mississippi  39201

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     Kindly acknowledge your agreement to the foregoing by executing this letter where indicated below, whereupon this letter agreement shall constitute a valid and binding agreement of the parties hereto.

                                              Very truly yours,

                                              TELECORP PCS, INC.

                                              By_________________________

                                              Name:
                                              Title:

                                              TRITEL, INC.

                                              By_________________________

                                              Name:
                                              Title:


Agreed to as of the date first written        With respect to the sixth sentence
above                                         of the second paragraph only:




_______________________________________       ________________________
William Mounger, II                           Thomas Sullivan


                                              ________________________
                                              Gerald Vento

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